Exhibit 99.1

Ozop Surgical Completes Merger, Announces New Name

Ozop Surgical will become Ozop Energy Solutions to reflect new strategy

WARWICK, NY., June 29, 2020 — Ozop Surgical Corp. (OZSC), (“Ozop” or the “Company”), is pleased to announce that it has completed its acquisition of Power Conversion Technologies, Inc. (PCTI), a 29-year-old manufacturer of high power solutions for energy storage, defense, maritime power, and other industries. Ozop will adopt its new name, Ozop Energy Solutions, to reflect the new strategy resulting from this exciting acquisition.

“This merger signifies a milestone in a strategic vision to capture a major portion of the $36 billion global power technology market,” said Brian Conway, CEO of Ozop Energy Solutions. “PCTI has carved a unique niche that has made it a global player in the high-powered engineered products sector. There is great demand for their products across myriad applications, and they are one of the few companies in the world that can manufacture and deliver innovative customized products in the higher power ranges. That presents a tremendous opportunity to create significant shareholder value.”

PCTI designs, develops and manufactures standard and custom power electronic solutions. PCTI has served the growing demand for power electronics in the highest power ranges since 1991. Customers include the U.S. Military, and many of the world’s largest industrial manufacturers. All of its products are manufactured in the United States, and its facilities have remained open throughout the COVID-19 pandemic because of its status as an essential, defense-related enterprise.

“This transaction takes PCTI public, and allows us to drive our investment into the booming energy storage market, which Forbes estimates will grow from $59 billion in 2019 to $546 billion by 2035,” said Catherine Chis, President and CEO of PCTI. “Our products, technologies and expertise are a linchpin of this emerging industry.”

For more information on PCTI please follow on the link, www.pcti.com.

Please be aware that our social media accounts can be used from time to time for additional material events.

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About Ozop Surgical Corp.

Ozop Surgical, Corp. (www.ozopsurgical.com) invents, designs, develops, manufactures and distributes innovative endoscopic instruments, surgical implants, instrumentation, devices and related technologies, focused on spine, neurological and pain management procedures and specialties. Our focus is on economically disrupting the market with clinically equivalent or superior existing and new products resulting in immediate and significant savings for providers, payors and consumers.

About Power Conversion Technologies, Inc.

Power Conversion Technologies, Inc. (www.pcti.com) invents, designs, develops, manufactures and distributes standard and custom power electronic solutions. Founded in 1991 and located in East Butler, Pennsylvania, the Company’s mission is to be the global leader for high power electronics with a standard of continued innovation.

Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.”

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